Exhibit 10.3

PLEDGE AGREEMENT

1. GRANT OF SECURITY INTEREST/DELIVERY OF CERTIFICATES.

(a)           The undersigned Lakeland Industries, Inc., a Delaware corporation ("Pledgor") hereby irrevocably and unconditionally grants security interest in, a lien upon and the right of set-off against, and assigns and transfers to Bank of America, N.A. and its successors and assigns (collectively, "Bank") all property referred to in Exhibit A attached hereto and incorporated herein, as hereafter amended or supplemented from time to time (the "Collateral"). The parties hereto expressly agree that all rights, assets and property at any time held in or credited to any securities account constituting Collateral shall be treated as financial assets as defined in the Uniform Commercial Code as in effect in any applicable state (the “UCC”). Notwithstanding the foregoing, the Collateral shall not include any voting stock of any direct subsidiary of any Pledgor that is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code (a "CFC")) in excess of 65% of the total combined voting power of all classes of stock of such CFC that are entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations).

(b)           Pledgor certifies that except as indicated on Exhibit A hereto, the Borrower’s ownership of the Collateral is not evidenced by certificates. Pledgor further certifies that all certificates evidencing the Collateral have been delivered to Lender except for the certificates evidencing Pledor’s ownership of the following entities: (i) Industrias Lakeland S.A. de C.V., (ii) Lakeland Protective Wear Inc., (iii) Lakeland Industries Australis Pty Limited, and (iv) Migliara, S.A. (collectively, the “Post-Closing Certificates”). Pledgor shall deliver the Post Closing Certificates and any related stock powers requested by Lender to Lender by July 18, 2020 (the “Post-Closing Deadline”). Pledgor’s failure to deliver the Post-Closing Certificates and any related stock powers requested by Lender on or prior to the Post-Closing Deadline shall constitute an Event of Default hereunder.

2. INDEBTEDNESS.

(a) The Collateral secures and will secure all Indebtedness of Pledgor to Bank. Each person or entity obligated under any Indebtedness is sometimes referred to in this Agreement as a “Debtor.”

(b) "Indebtedness" means:

(i) all debts, obligations or liabilities, of every kind or character of Pledgor to Bank, now or hereafter existing or incurred, whether absolute or contingent, primary or secondary, secured or unsecured, joint or several, voluntary or involuntary, due or not due, or incurred directly or indirectly or acquired by Bank by assignment or otherwise; including interest accruing after commencement of any insolvency, reorganization or like proceeding relating to Pledgor, whether or not allowed in such proceeding and further including all debt, obligations or liabilities arising under or incurred in connection with any and all letters of credit issued by Bank for the account of Pledgor or at the request of Pledgor and any reimbursement, indemnity or similar agreements given by Pledgor to Bank in connection therewith,

(ii) all debts, obligations or liabilities arising pursuant to any agreement between Pledgor and Bank or any affiliate of Bank now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, securities puts, calls, collars, options or forwards or any combination of, or option with respect to, these or similar transactions (each a "Hedge Transaction”) other than Excluded Hedge Obligations.

Pledge Agreement

“Excluded Hedge Obligations” shall mean any obligations arising under any Hedge Transaction to which Pledgor is not party if, and to the extent that, the grant by such Pledgor of a security interest in the Collateral to Bank to secure such obligations under such Hedge Transaction would violate the Commodity Exchange Act by virtue of such Pledgor’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act as of the date required thereunder with respect to such security interest. “Commodity Exchange Act” means 7 U.S.C. Section 1 et seq., as amended from time to time, any successor statute, and any rules, regulations and orders applicable thereto;

(iii) all obligations and liabilities of Pledgor to Bank hereunder, and

(iv) all costs, attorneys’ fees and expenses incurred by Bank in connection with the collection or enforcement of any of the above.

3. PLEDGOR'S COVENANTS, REPRESENTATIONS AND WARRANTIES. Pledgor covenants, represents and warrants that unless compliance is waived by Bank in writing:

(a) Pledgor is the legal and beneficial owner of all the Collateral free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Bank, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary, except the security interest of Bank.

(b) Pledgor shall, at Pledgor’s expense, take all actions necessary or advisable from time to time to maintain the first priority and perfection of the security interest of Bank in the Collateral and shall not take any actions that would alter, impair or eliminate said priority or perfection.

(c) Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Pledgor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

(d) If any of the Collateral is margin stock as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System of the United States (“FRB”), Pledgor will provide Bank a properly executed Form U-1 Purpose Statement. Bank and Pledgor will comply with the requirements and restrictions imposed by Regulation U.

(e) Pledgor’s exact legal name is correctly set forth on the signature page hereof. Pledgor will notify Bank in writing at least 30 days prior to any change in Pledgor's name or identity.

(f) If Pledgor is an Individual, Pledgor resides and has for the four month period preceding the date hereof resided, or if Pledgor is not an individual, Pledgor's chief executive office is, and has been for the four-month period preceding the date hereof (or, if less, the entire period of the existence of Pledgor) located, in the state specified on the signature page hereof. In addition, if Pledgor is not an Individual, Pledgor is an organization of the type and (if not an individual or other unregistered entity), is incorporated in or organized under the laws of the state specified on such signature page. Pledgor shall give Bank at least thirty (30) days notice before changing the location of its residence or its chief executive office, type of organization, business structure or state of incorporation or organization.

(g) If Pledgor is not an individual, Pledgor’s organizational identification number, if any, assigned by its state of incorporation or organization is correctly set forth on the signature page hereof. Pledgor shall promptly notify Bank (i) of any change of its organizational identification number, or (ii) if Pledgor does not have an organizational identification number and later obtains one, of such organizational identification number.

Pledge Agreement

4. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING EQUITY SECURITIES COLLATERAL. Pledgor hereby represents, warrants and covenants the following with respect to any equity securities comprising any or all of the Collateral (the "Equity Securities") and covenants and agrees to promptly notify Bank in writing in the event that any of the foregoing representations and warranties is no longer true and correct:

(a) The Equity Securities have been duly authorized and validly issued and are fully paid and non-assessable.

(b) There are no restrictions on the pledge of the Equity Securities by Pledgor to Bank nor on the sale of the Equity Securities by Pledgor or Bank (whether pursuant to securities laws or regulations or any shareholder, lock-up or other similar agreement or insider trading rules of the issuer).

5. BANK APPOINTED ATTORNEY IN FACT. Pledgor authorizes and irrevocably appoints Bank as Pledgor's true and lawful attorney-in-fact with full power of substitution in order to allow Bank upon an Event of Default to take any action and execute or otherwise authenticate any record or other documentation that Bank considers necessary or advisable to accomplish the purposes of this Agreement, including but not limited to, the following actions: (a) to endorse, receive, accept and collect all checks, drafts, other payment orders and instruments representing or included in the Collateral or representing any payment, dividend or distribution relating to any Collateral or to take any other action to enforce, collect or compromise any of the Collateral; (b) to transfer any Collateral (including converting physical certificates to book-entry holdings) into the name of Bank or its nominee or any broker-dealer (which may be an affiliate of Bank) and to execute any control agreement covering any Collateral on Pledgor's behalf and as attorney-in-fact for Pledgor in order to perfect Bank's first priority and continuing security interest in the Collateral and in order to provide Bank with control of the Collateral, and Pledgor's signature on this Agreement or other authentication of this Agreement shall constitute an irrevocable direction by Pledgor to any bank, custodian, broker dealer, any other securities intermediary or commodity intermediary holding any Collateral or any issuer of any letters of credit to comply with any instructions or entitlement orders, of Bank without further consent of Pledgor; (c) to participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith Bank may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the Collateral shall be applied to the Indebtedness or held by Bank thereafter as Collateral pursuant to the provisions hereof; (d) to exercise any right, privilege or option pertaining to any Collateral, but Bank has no obligation to do so; (e) to file any claims, take any actions or institute any proceedings which Bank determines to be necessary or appropriate to collect or preserve the Collateral or to enforce Bank's rights with respect to the Collateral; (f) to execute in the name or otherwise authenticate on behalf of Pledgor any record reasonably believed necessary or appropriate by Bank for compliance with laws, rules or regulations applicable to any Collateral, or in connection with exercising Bank's rights under this Agreement; (g) to file any financing statement relating to this Agreement electronically, and Bank's transmission of Pledgor's signature on and authentication of the financing statement shall constitute Pledgor's signature on and authentication of the financing statement; (h) to make any compromise or settlement it deems desirable or proper with reference to the Collateral; (i) to do and take any and all actions with respect to the Collateral and to perform any of Pledgor's obligations under this Agreement; I(j) to close out or otherwise terminate any calls, puts or other options in the account, and (k) to execute any documentation reasonably believed necessary by Bank for compliance with Rule 144 or any other restrictions, laws, rules or regulations applicable to any Collateral hereunder that constitutes restricted or control securities under the securities laws. The foregoing appointments are irrevocable and coupled with an interest and shall survive the death or disability of Pledgor and shall not be revoked without Bank’s written consent. To the extent permitted by law, Pledgor hereby ratifies all said attorney-in-fact shall lawfully do by virtue hereof.

Pledge Agreement

6. VOTING RIGHTS.

(a) So long as no Event of Default shall have occurred and is continuing and Bank has not delivered the notice specified in subsection (b) below, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any document or agreement executed in connection herewith.

(b) Upon the occurrence and during the continuance of an Event of Default, at the option of Bank exercised in a writing sent to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection (a) above shall cease, and Bank shall thereupon have the sole right to exercise such voting and other consensual rights.

7. EVENTS OF DEFAULT; REMEDIES.

(a) Any default under the Loan Agreement executed between the parties dated of even date herewith, or under any other agreement executed between Bank and Pledgor relating to the Indebtedness, shall consititute an Event of Default hereunder.

(b) If an Event of Default occurs, Bank may do any one or more of the following, to the extent permitted by law:

(i) Declare any Indebtedness immediately due and payable, without notice or demand.

(ii) Exercise as to any or all of the Collateral all the rights, powers and remedies of an owner, subject to the Section entitled “VOTING RIGHTS”, including without limitation, the right to close out any options held in any Account.

(iii) Enforce the security interest given hereunder pursuant to the UCC and any other applicable law.

(iv) Sell all or any part of the Collateral at public or private sale in accordance with the UCC, without advertisement, in such manner and order as Bank may elect. Bank may execute any sale of the Collateral through an affiliate of Bank and such affiliate shall be entitled to charge standard fees for such sale. Bank or any affiliate of Bank may purchase the Collateral for its own account at any such sale. Bank shall give Pledgor such notice of any public or private sale as may be required by the UCC, provided that to the extent notice of any such sale is required by the UCC or other applicable law, Pledgor agrees that at least three (3) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and provided further that, if Bank fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC or other applicable law. Pledgor acknowledges that Collateral may be sold at a loss to Pledgor, and that, in such event, Bank shall have no liability or responsibility to Pledgor for such loss. Pledgor further acknowledges that a private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall, to the extent permitted by applicable law, be deemed not to be "commercially reasonable" solely as a result of such prices and other sale terms. Pledgor acknowledges and agrees that Bank, in conducting a private sale, may impose such conditions as Bank deems appropriate to insure a lawful sale under the securities laws, including, without limitation, the right to approach and negotiate with only a limited number of potential purchasers, and to restrict purchasers to those who can make appropriate representations and warranties. Upon any such sale, Bank shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted.

Pledge Agreement

Without limiting any other rights and remedies available to Bank, Pledgor expressly acknowledges and agrees that with respect to Collateral consisting of hedge funds and similar private investment funds, the sale of such Collateral to the issuing fund in accordance with the issuing fund’s redemption practices shall be deemed to be a commercially reasonable sale of such Collateral.

(v) Enforce the security interest of Bank in any deposit account which is part of the Collateral by applying such account to the Indebtedness.

(vi) Exercise any other right or remedy provided under this Agreement, any other agreement executed or delivered in connection with this Agreement or the Indebtedness or by any applicable law.

(vii) Comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.

(viii) Sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.

8. RIGHT TO CURE; LIMITATION ON BANK'S DUTIES. If Pledgor fails to perform any agreement contained herein, Bank may perform or cause performance of such agreement and the reasonable third-party expenses of Bank actually incurred in connection therewith shall be payable by Pledgor or Debtor under the Section entitled “COSTS”. Any powers conferred on Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Bank shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Bank accords its own property, it being understood that Bank shall not have any responsibility for (a) ascertaining, exercising or taking other action or giving Pledgor notice with respect to subscription rights, calls, conversions, exchanges, maturities, lenders or other matters relative to any Collateral, whether or not Bank has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Bank shall not be liable for any loss to the Collateral resulting from acts of God, war, civil commotion, fire, earthquake, or other disaster or for any other loss or damage to the Collateral except to the extent such loss is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from Bank's gross negligence or willful misconduct.

9. WAIVERS. Bank shall be under no duty or obligation whatsoever and Pledgor waives any right to require Bank to (i) make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Bank as Collateral, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part the Indebtedness, (ii) proceed against any person or entity, (iii) proceed against or exhaust any collateral, or (iv) pursue any other remedy in Bank's power; and Pledgor waives any defense arising by reason of any disability or other defense of Debtor or any other person, or by reason of the cessation from any cause whatsoever of the liability of Debtor or any other person. Until the Indebtedness is paid in full, Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Agreement, and Pledgor waives any right to enforce any remedy which Bank now has or may hereafter have against Debtor or against any other person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Bank. If Pledgor is not also a Debtor with respect to a specified Indebtedness, Pledgor authorizes Bank without notice or demand and without affecting Pledgor's liability hereunder, from time to time to: (i) renew, extend, accelerate or otherwise change the time for payment of or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (ii) take and hold security, other than the Collateral, for the payment of the Indebtedness or any part thereof, and exchange, enforce, waive and release the Collateral or any part thereof or any such other security; and (iii) release or substitute Debtor or any one or more of them, or any of the endorsers or guarantors of the Indebtedness or any part thereof, or any other parties thereto and Pledgor consents to the taking of, or failure to take, any action by Bank which might in any manner or to any extent vary the risks of Pledgor under this Agreement or which, but for this provision, might operate as a discharge of Pledgor. Pledgor agrees that it is solely responsible for keeping itself informed as to the financial condition of Debtor and of all circumstances which bear upon the risk of nonpayment or the risk of a margin call or liquidation of the Collateral.

Pledge Agreement

10. TRANSFER, DELIVERY AND RETURN OF COLLATERAL.

(a) Pledgor shall immediately deliver or cause to be delivered to Bank (or the Securities Intermediary, if any) (i) any certificates or instruments now or hereafter representing or evidencing Collateral and such certificates and instruments shall be in suitable form for transfer without restriction or stop order by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form and substance satisfactory to Bank, and (ii) in the same form as received (with any necessary endorsement), all dividends and other distributions paid or payable in cash in respect of any Collateral and any such amounts, if received by Pledgor, shall be received in trust for the benefit of Bank and be segregated from the other property or funds of Pledgor.

(b) Bank may at any time deliver the Collateral or any part thereof to Pledgor and the receipt by Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.

(c) Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Bank hereunder with respect to such Collateral so transferred; but with respect to any Collateral not so transferred Bank shall retain all rights and powers hereby given. Pledgor agrees that Bank may disclose to any prospective purchaser or transferee and any purchaser or transferee of all or part of the Indebtedness any and all information in Bank’s possession concerning Pledgor, this Agreement and the Collateral.

11. CONTINUING AGREEMENT AND POWERS.

(a) This is a continuing Agreement and all the rights, powers and remedies hereunder shall, unless otherwise limited herein, apply to all past, present and future Indebtedness of Debtor or any one or more of them to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, cessation of business, dissolution or bankruptcy of Debtor or any one or more of them, or any other event or proceeding affecting Debtor or any one or more of them.

(b) Until all Indebtedness shall have been paid in full and Bank shall have no obligation to extend credit to any Debtor, the power of sale and all other rights, powers and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at the time specified hereunder irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor or any one or more of them may have ceased. Pledgor waives the benefit of any statute of limitations as applied to this Agreement.

Pledge Agreement

12. COSTS. To the extent permitted by law, all reasonable advances, charges, costs and expenses, including reasonable attorneys' fees, actually paid by Bank to third-parties in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, and including the charges and expenses of Bank's custody unit or of any Securities Intermediary, shall become a part of the Indebtedness secured hereunder and shall be paid to Bank by Debtor and Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Indebtedness secured by this Agreement (or, if there is no such interest rate, at the maximum interest rate permitted by law for interest on judgments). Such costs and attorneys' fees shall include the allocated cost of in-house counsel to the extent permitted by law

13. NOTICES. Unless otherwise provided or agreed to herein or required by law, notice and communications provided for in this Agreement shall be in writing and shall be mailed, telecopied or delivered to Pledgor to the address for notices set forth for Pledgor below or across from its signature below or at such other address or facsimile number as shall be designated by Pledgor in a written notice to Bank at the address for notices set forth for Bank below or across from Bank’s signature below (each a “Written Notice”). In addition, any such Written Notice to Pledgor may be telecopied to Pledgor at the facsimile number for notices designated by Pledgor in a written notice to Bank at the address for notices specified above. If Pledgor’s address is not entered below and Pledgor has not otherwise designated such address or designated a facsimile number to Bank in writing as provided above, then the address and/or facsimile number for Pledgor in Bank’s records shall be deemed the address or facsimile for notices to Pledgor. Notices and other communications sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day after deposit with the overnight courier, (c) facsimile shall be deemed delivered when transmitted and (d) any other method, shall be deemed delivered when delivered. To the extent that oral notification is provided for or agreed to herein, such oral notification may be made by telephone to any of the number(s) set forth on the signature page for Pledgor; provided that any oral notification in person or at any other telephone number shall constitute notification hereunder.

In lieu of a Written Notice, notices and/or communications from Bank to Pledgor may, to the extent permitted by law, be delivered electronically (i) by transmitting the communication to the electronic address provided by Pledgor or to such other electronic address as Pledgor may specify from time to time in writing, or (ii) by posting the communication on a website and sending Pledgor a notice to Pledgor’s postal address or electronic address telling Pledgor that the communication has been posted, its location, and providing instructions on how to view it (any such notice, an “Electronic Notice”). Electronic Notices shall be effective when the communication, or a notice advising of its posting to a website, is sent to Pledgor’s electronic address.

14. INDEMNITY. Pledgor shall indemnify, hold harmless and defend Bank and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, investigative fees and costs, and reasonable legal fees and damages arising from their execution of or performance under this Agreement or any control agreement executed by Bank in connection with the Collateral, except to the extent that such claim, action, obligation, liability or expense is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified person. This indemnification shall survive the termination of this Agreement.

15. MISCELLANEOUS.

(a) This Agreement may only be amended by a writing signed by the parties hereto; which, to the extent expressly agreed to by Bank in its discretion, may include being amended by an Electronic Record signed by the parties hereto using Electronic Signatures pursuant to the terms of this Agreement. Any waiver, express or implied, of any provision hereof and any delay or failure by Bank to enforce any provision shall not preclude Bank from enforcing any such provision thereafter.

(b) Pledgor hereby irrevocably authorizes Bank to file one or more financing statements describing all or part of the Collateral in any filing office or jurisdiction as Bank may determine in its sole discretion, and continuation statements, or amendments thereto, relative to all or part of the Collateral as authorized by applicable law. Such financing statements, continuation statements and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Pledgor is an organization, the type of organization and any organizational identification number issued to Pledgor. Pledgor agrees to furnish any such information to Bank promptly upon request. Pledgor also ratifies its authorization for Bank to have filed any initial financing statement or amendments thereto filed prior to the date hereof.

Pledge Agreement

(c) From time to time, Pledgor and Debtor shall, at the request of Bank, execute such other agreements, documents or instruments or take any other actions in connection with this Agreement as Bank may reasonably deem necessary to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to Bank herein, but their failure to do so shall not limit or affect any security interest or any other rights of Bank in and to the Collateral. Pledgor will execute and deliver to Bank any stock powers, instructions to any securities intermediary, issuer or transfer agent, proxies, or any other documents of transfer that Bank requests in order to perfect, obtain control or otherwise protect Bank's security interest in the Collateral or to effect Bank's rights under this Agreement. Such powers or documents may be executed in blank or completed prior to execution, as requested by Bank.

(d) Governing Law. Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of Alabama (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of Bank under federal law.

(e) Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement and any document executed in connection with this Agreement (collectively, “Loan Documents”) provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the Governing Law State and/or of the United States or any other state of the United States):

(i) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(ii) As used in this paragraph, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

Pledge Agreement

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

16. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

17. Electronic Records and Signatures. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may, if agreed by Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. Pledgor agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on Pledgor to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Bank may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of Bank’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Bank is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Bank pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Bank has agreed to accept such Electronic Signature, Bank shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Pledgor without further verification and (b) upon the request of the Bank any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

[SIGNATURES ON FOLLOWING PAGE]

Pledge Agreement

The parties executed this Agreement as of June 25, 2020, intending to create an instrument executed under seal.

Bank:

Bank of America, N.A.

By: /s/ J. Brooks Emory
J. Brooks Emory IV, VP, Senior Relationship Manager

Address:

NC1-001-05-13
One Independence Center
101 North Tryon Street
Charlotte, NC 28255-0001

Pledgor:

Lakeland Industries, Inc.

By: /s/ Allen Dillard
(Seal)
Allen Dillard, Chief Financial Officer

Pledgor’s Chief Executive Office:

202 Pride Lane SW
Decatur, AL 35603
Attn: Allen Dillard
aedillard@lakeland.com

Pledgor’s type of organization: Corporation

Pledgor’s state of incorporation or organization (if Pledgor is a corporation, limited partnership, limited liability company or other registered entity):
Delaware
Pledgor’s organizational identification number if any, assigned by the state of incorporation or organization (If no organizational identification number has been assigned enter “None”): 2089758

Pledge Agreement

Exhibit A to Pledge Agreement

Description of Collateral

1.
All of Pledgor’s equity ownership of ArtProm, LLC, which ownership is not evidenced by a certificate.

2.
32,500 shares of common stock of Indian & Pan-Pacific Sales Limited, evidenced in whole or in part by certificate #4.

3.
65 shares of common stock of Industrias Lakeland S.A. de C.V., evidenced in whole or in part by certificate #1.

4.
34 shares of common stock of Industrias Lakeland S.A. de C.V., evidenced in whole or in part by certificate #2.

5.
1 share of common stock of Industrias Lakeland S.A. de C.V., evidenced in whole or in part by certificate #3.

6.
All of Pledgor’s equity ownership of Lakeland (Beijing) Safety Products Co., Ltd., which ownership is not evidenced by a certificate.

7.
6,500 shares of common stock of Lakeland (Hong Kong) Trading Co., Limited, evidenced in whole or in part by certificate #2.

8.
All of Pledgor’s equity ownership of Lakeland (Vietnam) Industries Company Limited, which ownership is not evidenced by a certificate.

9.
All of Pledgor’s equity ownership of Lakeland Argentina S.R.L., which ownership is not evidenced by a certificate.

10.
162,24,866 shares of common stock of Lakeland Gloves and Safety Apparel Private Limited, evidenced in whole or in part by certificate #14.

11.
467,100 shares of common stock of Lakeland Gloves and Safety Apparel Private Limited, evidenced in whole or in part by certificate #23.

12.
311,400 shares of common stock of Lakeland Gloves and Safety Apparel Private Limited, evidenced in whole or in part by certificate #24.

13.
327,210 shares of common stock of Lakeland Gloves and Safety Apparel Private Limited, evidenced in whole or in part by certificate #26.

14.
176,190 shares of common stock of Lakeland Gloves and Safety Apparel Private Limited, evidenced in whole or in part by certificate #27.

15.
All of Pledgor’s equity ownership of Lakeland Industries Chile Limitado, which ownership is not evidenced by a certificate.

16.
65 shares of common stock of Lakeland Industries Europe Limited, evidenced in whole or in part by certificate #3.

17.
65 shares of common stock of Lakeland Protective Wear Inc., evidenced in whole or in part by certificate #C1.

18.
35 shares of common stock of Lakeland Protective Wear Inc., evidenced in whole or in part by certificate #C2.

Pledge Agreement

19.
All of Pledgor’s equity ownership of RussIndProtection, Ltd., which ownership is not evidenced by a certificate.

20.
All of Pledgor’s equity ownership of SpecProtect LLC, which ownership is not evidenced by a certificate.

21.
1 share of Debtor’s equity ownership of Migliara, S.A., evidenced in whole or in part by certificate #1.

22.
All of Pledgor’s equity ownership of WeiFang Lakeland Safety Products Co Ltd, which ownership is not evidenced by a certificate.

23.
All of Pledgor’s equity ownership of Weifang Meiyang Protective Products Co., Ltd, which ownership is not evidenced by a certificate.

24.
100 shares of common stock of Lakeland Industries Australis Pty Limited, evidenced in whole or in part by certificate #1.

25.
All present and future income, proceeds (including identifiable cash proceeds), earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Pledgor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles.

Pledge Agreement